Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2022, with respect to the consolidated financial statements included in the Annual Report of Smart Sand, Inc. on Form 10-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statements of Smart Sand, Inc. on Form S-3 (File No. 333-251915) and on Forms S-8 (File No. 333-214699, File No. 333-214700 and File No. 333-239057).

/s/ GRANT THORNTON LLP

New York, New York
March 8, 2022